SPECIMEN INFORMATIONAL STATEMENT
                  PURSUANT TO NEVADA REVISED STATUES ss. 78.235




Name
Address

Dear __________:

         This information statement certifies that __________________________ is the registered holder of ______________ shares of common stock of CADDO ENTERPRISES, INC., a Nevada corporation, transferable on the books of the corporation in person or by execution of a power of attorney.

         Witness the seal of the corporation and the signatures of its duly authorized officers:

Dated: ________________

CADDO ENTERPRISES, INC.

By: ___________________                                   [SEAL]
    Dev Randhawa, President

By: ___________________
    Bob Hemmerling, Secretary